Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated September 4, 2002, accompanying the consolidated financial statements and included in the Annual Report of Kronos Advanced Technologies, Inc. on Form 10-KSB for the year ended June 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Kronos Advanced Technologies, Inc. on Forms S-1 (File No. 33-97991).


/s/ GRANT THORNTON LLP
----------------------
Portland, Oregon
September 29, 2003